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                                                                    EXHIBIT 23.1

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Georgia-Carolina Bancshares, Inc.

We consent to the use in this Annual Report on Form 10-KSB our report dated February 3, 1999, relating to the consolidated financial statements of financial condition of Georgia-Carolina Bancshares, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998.

                                    /s/ Cherry Bekaert & Holland, LLP.
                                    --------------------------------

Augusta, Georgia
March 26, 1999